716-242-8634
Allient Inc. 495 Commerce Drive Amherst, NY 14228 Phone: 716-242-8634 Fax: 716-242-8638

NEWS RELEASE

FOR IMMEDIATE RELEASE

Allient Chief Financial Officer, Michael R. Leach, to Retire in 2024

BUFFALO, N.Y., November 20, 2023 -- Allient Inc. (formerly known as Allied Motion Technologies Inc.) (Nasdaq: ALNT) (“Allient” or the “Company”), a global designer and manufacturer of precision and specialty Motion, Controls and Power products and solutions for targeted industries and applications, announced today that Michael R. Leach, Senior Vice President and Chief Financial Officer, has informed the Company of his intent to retire at the end of April 2024 after a nearly nine-year career with the Company.

Dick Warzala, Chairman and CEO, commented “Mike has been instrumental in helping build the financial structure necessary to support our Company’s growth, including the completion of eleven acquisitions over the last eight years. More importantly, the outstanding global team he has developed has continued to strengthen under his leadership and puts us in an excellent position to support and execute our strategy to realize steadily improving margins and $1 billion in revenue in the future.”

Mr. Warzala added, “We greatly appreciate Mike’s flexibility in planning his retirement and providing us with adequate time to complete a search and to transition his responsibilities. I truly enjoyed our years together, not only as a valuable partner to me on a professional level but on a personal level as well. On behalf of the Board, our management team and our more than two thousand global associates, we wish him all the best in his well-deserved retirement.”

Mr. Leach said, “It has been a privilege serving as Allient’s CFO. I am fortunate to have had the opportunity to work with an incredible team, including our Board, leadership group, my direct reports and all of our teams around the globe. Going forward, Allient has a bright future with tremendous opportunities to leverage the newly expanded strategy of Motion, Controls and Power platforms. I look forward to supporting a smooth transition for my successor and watching the Company grow and prosper in the future.”

About Allient Inc.

Allient (Nasdaq: ALNT) is a global engineering and manufacturing enterprise that develops solutions to drive the future of market-moving industries, including medical, life sciences, aerospace and defense, industrial automation, robotics, semi-conductor, transportation, agriculture, construction and facility infrastructure. A family of globally responsible companies, Allient takes a One-Team approach to “Connect What Matters” and provides the most robust, reliable, and high-value products and systems by utilizing its core Motion, Controls, and Power technologies and platforms.

Headquartered in Buffalo, N.Y., Allient employs more than 2,250 team members around the world.
To learn more, visit www.allient.com.

Allient Chief Financial Officer, Michael R. Leach, to Retire in 2024
November 20, 2023

Safe Harbor Statement

The statements in this news release that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements. Examples of forward-looking statements include, among others, statements the Company makes regarding expected operating results, anticipated levels of capital expenditures, the Company’s belief that it has sufficient liquidity to fund its business operations, and expectations with respect to the conversion of backlog to sales. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the impact of changes in income tax rates or policies, the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on our operations and personnel, and on commercial activity and demand across our and our customers’ businesses, and on global supply chains; our inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact our business operations, financial performance, results of operations, financial position, the prices of our securities and the achievement of our strategic objectives, the ability to attract and retain qualified personnel, the ability to successfully integrate an acquired business into our business model without substantial costs, delays, or problems, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

Investor Contacts:
Deborah K. Pawlowski / Craig P. Mychajluk Kei Advisors LLC 716-843-3908 / 716-843-3832 dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

###